EXHIBIT 99.2













                          MARITIME BANK & TRUST COMPANY

                             1991 STOCK OPTION PLAN

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                          MARITIME BANK & TRUST COMPANY

                             1991 STOCK OPTION PLAN

                  This Stock Option Plan (the "Plan") of MARITIME BANK & TRUST COMPANY (the "Corporation") enables the Corporation to design a flexible compensation package in order to attract and retain those employees and directors who will most effectively advance the interests of the Corporation and its shareholders. It is intended that both qualified and non-qualified options will be granted under the Plan.

                  1.       STOCK SUBJECT TO PLAN.

                  The stock subject to the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock, par value $1.00 per share. The aggregate number of shares for which options may be granted pursuant to the Plan shall not exceed 75,000 shares. If an option shall expire or terminate for any reason without having been exercised in full, including shares for which an option was surrendered pursuant to Section 5 or 6, the shares subject to the unexercised or terminated option shall not be considered to have been subject to an option for purposes of the limitation on the aggregate number of shares subject to the Plan.

                  2.       ADMINISTRATION.

                  The Plan shall be administered by the Board of Directors of the Corporation or any committee ("Committee") thereof appointed by the Board of Directors. Subject to the provisions of the Plan set forth herein, the board or the Committee is authorized to determine the key employees and directors of the Corporation to whom options shall be granted; the number of shares to be covered by each option; and the terms and conditions of each option (including restrictions on the sale or other transfer of shares issued pursuant to the exercise of an option) and to establish rules and regulations pertaining to participation in and administration of the Plan.

                  3.       ELIGIBILITY AND PARTICIPATION.

                  Key employees of the Corporation, including employees who are officers or directors of the Corporation and, with respect to non-qualified options, directors of the Corporation who are not employees and Mr. Richard Hertz, Chairman (in organization), shall be eligible to be granted an option under this Plan. An individual who has been granted an option may be granted additional options.

                  4.       GRANTING OF OPTIONS

                  Options granted under the Plan may be of two types, a non-qualified stock option ("Non-Qualified Option") and an incentive stock option ("Incentive Stock Option"). The Board of Directors or the Committee shall have the authority to grant Non-Qualified Options, or to grant Incentive Stock Options, or to grant both types of options to any eligible person, provided, however, that only officers and key employees employed by the Corporation shall receive Incentive Stock Options. To the extent that any option is not designated as an Incentive Stock Option, it shall constitute a separate Non-Qualified Option.

                  It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be subject to the tax treatment described in Section 421(a) of the code. Anything in the Plan to the contrary notwithstanding, non provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or


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authority granted under the Plan be so exercised, so as to disqualify either the
Plan or any Incentive Stock Option under Section 422 of the Code. In the event of a conflict between the Plan and the provisions of the Code, it is intended that the provisions of the Code shall prevail.

                  5.       GRANTING OF INCENTIVE STOCK OPTIONS.

                  Each Incentive Stock Option granted under the Plan shall be evidenced by a written agreement containing provisions not inconsistent with the Plan, including the following:

                  (a) Number of Shares. Each option shall state the number of shares to which it pertains and the purchase price of each share subject thereto.

                  (b) Purchase Price. The purchase price of each share subject to an option under this Plan shall be stated therein and shall not be less than one hundred (100%) percent of the fair market value of such stock on the day the option is granted, except that in the case of any individual who, at the time of grant, owns, or is deemed to own by virtue of the attribution rules of Code section 424(d), stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), the option price of any Incentive Stock Option shall not be less than 110% of the fair market value of the stock on the date of the grant. The fair market value shall be determined as set out in Exhibit A, in good faith by the Board of Directors or the Committee, which may rely upon the views of investment counselors, appraisers and other experts as it deems prudent; provided, however, that if the Common Stock ever becomes publicly traded, fair market value shall be determined to be the mean of the bid and asked prices for the preceding five
(5) trading days.

                  (c) Payment of Purchase Price. The purchase price shall be paid in cash, certified or bank cashier's or teller's check, or in shares of Common Stock, par value $1.00 per share, of the Corporation.

                  (d) Term of Option. No option shall be exercisable prior to one (1) year from the date it is granted or more than ten (10) years from the date it is granted, and no option granted to a 10% Stockholder shall be exercisable after the expiration of five (5) years from the date it is granted.

                  (e) Transferability. No option shall be assignable or transferable by an optionee except by will or the laws of descent and distribution. An option may be exercised only by the optionee during the optionee's life, unless the optionee is legally incapacitated, in which case the optionee's duly appointed guardian or legal representative may exercise the option.

                  (f) Exercise. (i) Each Incentive Stock Option by its terms shall require the optionee to remain in the continuous employ of the Corporation for at least one year from the date of grant of the Incentive Stock Option before the Incentive Stock Option shall be exercisable, except if the optionee's employment with the Corporation terminates as a result of retirement, permanent disability or death. For purposes of this Plan, the term "retirement" means termination of employment of an employee on or after attaining age fifty-five
(55) with twenty (20) or more years of continuous service or on or after attaining age sixty (60) with ten (10) or more years of continuous service.

                                    (ii) An Incentive  Stock Option shall not be
exercisable by the optionee unless, at the time of exercise, such optionee is an employee of the Corporation except that, upon termination of employment with the Corporation, the optionee may exercise any option, to the extent that the optionee was entitled to do so at the termination of his employment, at any time within the shorter of the optionee's Term of Employment or two years from the date of termination if the termination of employment results from retirement, or from permanent disability, and if such retirement or permanent disability occurs while the optionee is employed by the Corporation. For the purposes of this Agreement, an optionee's "Term of Employment" shall mean the number of whole

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months that the Optionee was employed by the  Corporation.  Options or optionees
who   voluntarily   terminate  their   employment  with  the  Company,   or  are
involuntarily   terminated  for  any  reason  other  than  gross  negligence  or malfeasance, shall (a) prior to October 1, 1993 lapse upon six months from the date of termination or (b) on or after October 1, 1993 lapse upon three months from the date of termination.

                                    (iii) If an optionee  dies while an employee
of the Corporation, such optionee's estate or any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee (the "Successor") may exercise such optionee's option, to the extent of the exercisable portion of such option at the time of his death, at any time within twelve months following the date of death, provided that, in the case of the Company's initial President serving after receipt of the Company's Final Certificate of Authority from the Connecticut Banking Department, any Successor may exercise such optionee's option, to the extent of the exercisable portion of such option at the time of such optionee's death, for a period up to ten years from the date of grant of the option.

                                    (iv)  Notwithstanding  any of the foregoing,
in no event shall an option be exercisable in whole or in part after the termination date provided in the optionee's stock option agreement.

                                    (v) Each  Incentive  Stock Option  Agreement
entered into between an Optionee and the Corporation shall clearly provide that Options granted thereunder shall not be entitled to beneficial incentive stock option treatment under Section 422 of the Code in the event the Optionee chooses to exercise such Option under the circumstances provided herein which do not qualify for favorable treatment under Section 421 and 422 of the Code.

                  (g) Vesting. Except as the Board of Directors or the Committee may otherwise provide in an optionee's stock option agreement, Incentive Stock Options shall become exercisable one year after date of grant.

                  6.       GRANTING OF NON-QUALIFIED OPTIONS.

                  Each Non-Qualified Option granted under the Plan shall be evidenced by a written stock option agreement containing provisions not inconsistent with the Plan, including the following:

                  (a) Number of Shares. Each option shall state the number of shares to which it pertains and the purchase price of each share subject thereto.

                  (b) Purchase Price. The purchase price of each share subject to an option under this Plan shall be stated therein and shall be as provided under Section 5(b) herein, or such other amount as may be determined from time to time by the Board of Directors or the Committee.

                  (c) Payment of Purchase Price. The purchase price shall be paid in cash, certified or bank cashier's or teller's check, or in shares of Common Stock, par value $1.00 per share, of the Corporation.

                  (d) Term of Option. No option shall be exercisable more than ten (10) years from the date it is granted.

                  (e) Exercise. (i) Unless the optionee's employment with the Corporation or the non-employee director's term of service as a director ("Service") terminates as a result of retirement, permanent disability or death, each Non-qualified Option granted to such optionees by its terms shall require that: (y) the optionee remain in the continuous employ of the Corporation for at least one year from the date of grant of the Option before the Option shall be exercisable, and (z) in the


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case of non-employee directors, such non-employee directors shall be required to continue as a director for the shorter of one year or the expiration of their term as a director. In the case of a Non-Qualified Option granted to an incorporator, such option shall not be exercisable until a date one year from the date of grant of such option.

                  (ii) A Non-Qualified Option shall not be exercisable by an employee or non-employee director optionee unless, at the time of exercise, such optionee is an employee of the Corporation, or a non-employee director of the Corporation, except that, upon termination of employment with the Corporation, or in the case of non-employee directors, the termination of their Service, the optionee may exercise any option, to the extent that the optionee was entitled to do so at the termination of his employment or service, at any time within the shorter of the Optionee's Term of Employment or Service or two years, except that, in the case of a non-employee director who has served as a director for three years or more the period shall be the original term of the option.

                  (iii) If an optionee dies while an employee, or a director, of the Corporation, such optionee's estate or any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's option, to the extent of the exercisable portion of such option at the time of his death, for a period of up to ten years from the date of grant of the option.

                  (iv) Notwithstanding any of the foregoing, in no event shall an option be exercisable in whole or in part after the termination date provided in the optionee's stock option agreement, however, subject to Section 5(d), in the case of death the option period shall terminate twelve months from the date of death.

                  (f) Transferability. Non-Qualified Options shall not be transferable or assignable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or, if legally incapacitated, by the optionee's duly appointed guardian or legal representative.

                  7.       CHANGE IN CAPITAL STRUCTURE.

                  If the Corporation's outstanding shares of Common Stock are increased or changed into or exchanged for a different number or kind of share of capital stock or other securities of the Corporation by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination of shares or other corporate change, the Board of Directors of the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, in the number or kind of shares or other securities as to which options may be granted and in the number or kind of shares or other securities allocated to unexercised options granted prior to such change; provided, however, no adjustment shall be made which would disqualify an Incentive Stock Option from treatment under Section 421(a) of the Code or which would be considered a modification, extension or renewal under Section 425(h) of the Code.

                  In the case of any such substitution or adjustment, the aggregate option price in each stock option agreement of all the shares covered thereby prior to such substitution or adjustment shall be the option price for all the shares or other securities substituted for such shares or to which such shares are adjusted, and the option price per share after such substitution or adjustment shall be determined accordingly; provided, however, that on such determination shall obligate the Corporation to issue or sell fractional shares or other securities.

                  8.       USE OF PROCEEDS.

                  All proceeds received by the Corporation under the Plan shall be used for its general corporate purposes.


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                  9.       EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective upon the adoption by the Board of Directors of the Corporation subject to the approval of the Plan by the shareholders of the Corporation within twelve months of adoption of the Plan.

                  10.      TERM AND AMENDMENT.

                  The Board of Directors of the Corporation may at any time revise, amend, suspend or terminate the Plan; provided, however, that such revision, amendment, suspension or termination shall not affect any option previously granted under the Plan; and, provided further, that no amendment changing the provisions of Section 3 hereof or increasing the aggregate number of shares subject to the Plan shall be made without the approval of a majority of shares entitled to vote thereon. The Plan shall terminate ten (10) years from the date on which the Plan became effective.


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                                    EXHIBIT A

                         DETERMINATION OF PURCHASE PRICE





                  The per share purchase price shall be determined from time to time by the Board of Directors of the Corporation, and a written notification of such determination shall be maintained on file at the executive offices of the Corporation; provided, however, that if the Board of Directors has not determined a per share purchase price within the preceding twelve (12) month period the per share purchase price shall equal the per share book value of the Corporation at the close of the most recent fiscal year as determined by the Corporation's independent accountants in accordance with generally accepted accounting principles and practices, consistently applied. Notwithstanding the foregoing, if the shares of Common Stock are publicly traded, the purchase price shall be the mean of the bid and asked prices for the preceding five (5) trading days.